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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-111227 of The Men's Wearhouse, Inc. on Form S-3 of our reports dated February 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in accounting for foreign currency forward exchange contracts upon adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, for the year ended February 2, 2002 and the change in accounting for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, for the year ended February 1, 2003), appearing in the Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended February 1, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2004